UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 28, 2012

VERISK ANALYTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34480	26-2994223
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

545 Washington Boulevard, Jersey City, NJ		07310
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (201) 469-2000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On September 28, 2012, Verisk Analytics, Inc. (the “Company”) and its wholly-owned subsidiary Insurance Services Office, Inc. (“ISO”), each as co-borrowers, entered into the First Amendment to the Amended and Restated Credit Agreement (the “First Amendment”) among the Company, ISO, the guarantors party thereto, and the lenders and agents party thereto. The First Amendment increased the total revolving credit facility from $725 million to $850 million, extended the maturity date from October 24, 2016 to October 24, 2017 and increased the maximum Consolidated Funded Debt Leverage Ratio from 3.25-to-1.0 to 3.50-to-1.0. All borrowings under the credit facility shall continue to remain unsecured.

The foregoing description of the First Amendment is qualified in its entirety by reference to the First Amendment, which is annexed as Exhibit 10.1 and is incorporated by reference in its entirety.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

10.1	First Amendment dated September 28, 2012 to the Amended and Restated Credit Agreement dated October 25, 2011 among Verisk Analytics, Inc., as co-borrower, Insurance Services Office, Inc., as co-borrower, the guarantors party thereto, and the lenders and agents party thereto.

99.1	Press Release dated September 28, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERISK ANALYTICS, INC.

Date: September 28, 2012	By:	/s/ Kenneth E. Thompson
		Name:	Kenneth E. Thompson
		Title:	Executive Vice President, General Counsel and Corporate Secretary